Exhibit 32 (3)

                                 CERTIFICATIONS

I, Christopher M. Capone, Chief Financial Officer of CH Energy Group, Inc. and Chief Financial Officer of Central Hudson Gas & Electric Corporation (the "Companies"), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Annual Report on Form 10-K of the Companies for the period ending December 31, 2003 (the "Annual Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Companies.

                                             CH ENERGY GROUP, INC.
                                                  (Registrant)

                                By:         /s/ Christopher M. Capone
                                    --------------------------------------------
                                                 Christopher M. Capone
                                              Chief Financial Officer


                                CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                                             (Co-Registrant)

                                By:        /s/ Christopher M. Capone
                                    --------------------------------------------
                                               Christopher M. Capone
                                              Chief Financial Officer

Dated: January 30, 2004